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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-59256) of American Business Information, Inc. of our report dated January 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of American Business Information, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



                                             /s/ Coopers & Lybrand L.L.P.
                                             COOPERS & LYBRAND L.L.P.


Omaha, Nebraska
March 30, 1998